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                                                                    Exhibit 10.3

                          Open Port Technology, Inc.


                          2000 Equity Incentive Plan
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                               TABLE OF CONTENTS
                                                                Page
                                                                ----


Article 1. Establishment, Objectives and Duration.............    1
 1.1.  Establishment of the Plan...............................   1
 1.2.  Objectives of the Plan..................................   1
 1.3.  Duration of the Plan....................................   1

Article 2. Definitions........................................    1
 2.1.  "Article"...............................................   1
 2.2.  "Award".................................................   1
 2.3.  "Award Agreement".......................................   1
 2.4.  "Board".................................................   1
 2.5.  "Bonus Shares"..........................................   1
 2.6.  "Cash-Based Award"......................................   2
 2.7.  "Cause".................................................   2
 2.8.  "Change of Control".....................................   2
 2.9.  "Change of Control Value"...............................   3
 2.10. "Code"..................................................   3
 2.11. "Committee".............................................   3
 2.12. "Common Stock" or "Stock"...............................   3
 2.13. "Company"...............................................   3
 2.14. "Covered Employee"......................................   3
 2.15. "Deferred Shares".......................................   3
 2.16. "Disability"............................................   3
 2.17. "Disqualifying Disposition".............................   3
 2.18. "Effective Date"........................................   3
 2.19. "Eligible Person".......................................   3
 2.20. "Exchange Act"..........................................   4
 2.21. "Fair Market Value".....................................   4
 2.22. "Freestanding SAR"......................................   4
 2.23. "Grant Date"............................................   4
 2.24. "Grantee"...............................................   4
 2.25. "Incentive Stock Option" or "ISO".......................   4
 2.26. "including" or "includes"...............................   4
 2.27. "IPO" or "Initial Public Offering"......................   5
 2.28. "IPO Date"..............................................   5
 2.29. "Mature Shares".........................................   5
 2.30. "Option"................................................   5
 2.31. "Option Price"..........................................   5
 2.32. "Option Term"...........................................   5
 2.33. "Performance-Based Exception"...........................   5
 2.34. "Performance Period"....................................   5
 2.35. "Performance Share" or "Performance Unit"...............   5
 2.36. "Period of Restriction".................................   5
 2.37. "Person"................................................   5
 2.38. "Plan"..................................................   5

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 2.39. "Reload  Option"........................................   5
 2.40. "Required Withholding"..................................   5
 2.41. "Restricted Shares".....................................   5
 2.42. "Rule 16b-3"............................................   6
 2.43. "SAR"...................................................   6
 2.44. "SEC"...................................................   6
 2.45. "Section"...............................................   6
 2.46. "Section 16 Person".....................................   6
 2.47. "Share".................................................   6
 2.48. "Strike Price"..........................................   6
 2.49. "Subsidiary"............................................   6
 2.50. "Substitute Award"......................................   6
 2.51. "Tandem SAR"............................................   6
 2.52. "10% Owner".............................................   6
 2.53. "Termination of Affiliation"............................   6

Article 3. Administration......................................   7
 3.1.  Committee...............................................   7
 3.2.  Other Committee.........................................   7
 3.3.  Powers of Committee.....................................   7

Article 4. Shares Subject to the Plan..........................   9
 4.1.  Number of Shares Available..............................   9
 4.2.  Adjustments in Authorized Shares........................  10
 4.3.  Performance Measures....................................  10
 4.4.  Compliance with Section 162(m) of the Code..............  11

Article 5. Eligibility and General Conditions of Awards........  12
 5.1.  Eligibility.............................................  12
 5.2.  Grant Date..............................................  12
 5.3.  Maximum Term............................................  12
 5.4.  Award Agreement.........................................  12
 5.5.  Restrictions on Share Transferability...................  12
 5.6.  Termination of Affiliation..............................  12
 5.7.  Nontransferability of Awards............................  14

Article 6. Stock Options.......................................  15
 6.1.  Grant of Options........................................  15
 6.2.  Award Agreement.........................................  15
 6.3.  Option Price............................................  15
 6.4.  Grant of Incentive Stock Options........................  15
 6.5.  Grant of Reload Options.................................  16
 6.6.  Conditions on Reload Options............................  16
 6.7.  Payment.................................................  17

Article 7. Stock Appreciation Rights...........................  17
 7.1.  Grant of SARs...........................................  17
 7.2.  Exercise of Tandem SARs.................................  17
 7.3.  Payment of SAR Amount...................................  18

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Article 8. Restricted Shares...................................  18
 8.1. Grant of Restricted Shares...............................  18
 8.2. Award Agreement..........................................  18
 8.3. Consideration............................................  18
 8.4. Effect of Forfeiture.....................................  18
 8.5. Escrow; Legends..........................................  19

Article 9. Performance Units, Performance Shares and
           Cash-Based Awards...................................  19
 9.1. Grant of Performance Units and Performance Shares........  19
 9.2. Value/Performance Goals..................................  19
 9.3. Earning of Performance Units, Performance Shares and
      Cash-Based Awards........................................  19
 9.4. Form and Timing of Payment of Performance Units,
      Performance Shares and Cash-Based Awards.................  19

Article 10. Bonus Shares and Deferred Shares...................  20
 10.1. Bonus Shares............................................  20
 10.2. Deferred Shares.........................................  20

Article 11. Beneficiary Designation............................  20

Article 12. Deferrals..........................................  20

Article 13. Rights of Employees and Consultants                  20
 13.1. No Right to Employment..................................  20
 13.2. No Right to Participation...............................  21

Article 14. Change of Control and Certain Corporate
            Transactions.......................................  21
 14.1. Change of Control.......................................  21
 14.2. Pooling of Interests Accounting.........................  23
 14.3. Substituting Awards in Certain Corporate Transactions...  24

Article 15. Amendment, Modification, and Termination...........  24
 15.1. Amendment, Modification, and Termination................  24
 15.2. Adjustments Upon Certain Unusual or Nonrecurring Events.  24
 15.3. Awards Previously Granted...............................  24

Article 16. Withholding........................................  24
 16.1. Mandatory Tax Withholding...............................  24
 16.2. Notification under Code Section 83(b)...................  25

Article 17. Additional Provisions..............................  25
 17.1. Successors..............................................  25
 17.2. Gender and Number.......................................  25
 17.3. Severability............................................  25
 17.4. Requirements of Law.....................................  25
 17.5. Securities Law Compliance...............................  25
 17.6. No Rights as a Stockholder..............................  26
 17.7. Nature of Payments......................................  26
 17.8. Governing Law...........................................  27

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                          Open Port Technology, Inc.
                          2000 Equity Incentive Plan


Article 1. Establishment, Objectives and Duration

     1.1. Establishment of the Plan. Open Port Technology, Inc., a Delaware corporation (the "Company"), hereby establishes this incentive compensation plan to be known as the Open Port Technology, Inc. 2000 Equity Incentive Plan (the "Plan") which was duly adopted by the Board of Directors of the Company (the "Board") on April 3, 2000. The Plan shall become effective upon stockholder approval (the "Effective Date"). No Awards shall be made prior to the IPO Date (as defined herein).

     1.2. Objectives of the Plan. The Plan is intended to allow employees, directors, consultants and other service providers of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors, consultants and other service providers and retaining existing employees, directors, consultants, and other service providers. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide incentives for excellence in individual performance; and to promote teamwork.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 15 hereof, until the tenth anniversary of the Effective Date; provided, however, that in no event may any Incentive Stock Option be granted under the Plan more than 10 years from the earlier of the date the Plan is adopted or the date the Plan was initially approved by shareholders of the Company.

Article 2. Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     2.1. "Article" means an Article of the Plan.

     2.2 "Award" means Options (including Incentive Stock Options and Reload Options), Restricted Shares, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units, Performance Shares or Cash-Based Awards granted under the Plan.

     2.3. "Award Agreement" means a written agreement by which an Award is evidenced, including any Award Agreement as amended by the Committee pursuant to
Section 3.2.

     2.4. "Board" has the meaning set forth in Section 1.1.

     2.5. "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another
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employee benefit plan of the Company or otherwise), as an incentive to become an employee, director or consultant of the Company or a Subsidiary or otherwise.

     2.6. "Cash-Based Award" has the meaning set forth in Article 9.

     2.7. "Cause" means, unless otherwise defined for a particular Grantee in an Award Agreement or in an employment agreement between the Company and such Grantee which addresses the effect of a Termination of Affiliation for Cause (as therein defined) on benefits hereunder:

               (i) a Grantee's commission of a felony or other crime involving fraud, dishonesty or moral turpitude;

               (ii) a Grantee's willful or reckless misconduct in the performance of the Grantee's duties; or

               (iii) a Grantee's habitual neglect of duties, provided, however that the Grantee is given at least ten (10) days prior written notice of such habitual neglect and the opportunity to cure any curable neglect;

               (iv) a Grantee's breach or violation of any agreement between the Grantee and the Company including but not limited to any noncompetition, nonsolicitation, or nondisclosure undertaking, or of any Company policy;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include bad judgment or negligent acts not amounting to habitual neglect of duties. A Grantee who agrees to resign his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

     2.8. "Change of Control," unless otherwise defined for a particular Grantee in an Award Agreement or in an employment agreement between the Company and such Grantee which addresses the effect of a Change of Control (as therein defined) on benefits hereunder, shall mean, and be deemed to have occurred:

          (a) upon the acquisition at any time (excluding any acquisition in connection with any public offering of equity securities of the Company pursuant to a registration statement filed under the Securities Act) by a person or group (as used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding for this purpose, the Company or any Subsidiary or any employee benefit plan of the Company or any Subsidiary) of the beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities representing seventy-five percent (75%) or more of the combined voting power of the then-outstanding securities of the Company; except that no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership (A) by a corporation of which twenty-five percent (25%) or more of the beneficial ownership is then held, directly or indirectly, in substantially the same proportions by the persons who held the beneficial ownership of the Company immediately before such acquisition, or (B) resulting directly from an issuance of Stock by the Company to such person; or

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          (b) the approval by the Board or the shareholders of the Company of a merger, consolidation, reorganization (other than a merger or share exchange with a wholly-owned subsidiary), share exchange, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company, as a result of which immediately following such transaction the shareholders of the Company shall not hold, directly or indirectly, twenty-five percent (25%) of the voting power of the then-outstanding securities of the surviving, resulting or acquiring corporation (or in the case of a sale or other disposition of assets, of each surviving, resulting or acquiring corporation which immediately after the transaction holds fifty percent (50%) of the former assets of the Company).

     2.9. "Change of Control Value" means the Fair Market Value of a Share on the date of a Change of Control.

     2.10. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

     2.11. "Committee" has the meaning set forth in Article 3.

     2.12. "Common Stock" or "Stock" means the common stock, $0.001 par value, of the Company.

     2.13. "Company" has the meaning set forth in Section 1.1.

     2.14. "Covered Employee" means a Grantee who, as of the date that the value of an Award is recognizable as taxable income, is one of the group of "covered employees" within the meaning of Code Section 162(m).

     2.15. "Deferred Shares" means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2.

     2.16. "Disability" means for purposes of Incentive Stock Options, a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job duties and responsibilities assigned to such Grantee at the time the disability was incurred and which is expected to be permanent or of an indefinite duration exceeding six months.

     2.17. "Disqualifying Disposition" has the meaning set forth in Section 6.4.

     2.18. "Effective Date" has the meaning set forth in Section 1.1.

     2.19. "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any director of the

                                      -3-
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Company and (iii) any person performing services for the Company or a
Subsidiary, including consultants, suppliers and contractors.

     2.20. "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

     2.21. "Fair Market Value" of any security of the Company means, as of any applicable date:

               (i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no sale of the security shall have been reported for such date, on the next preceding date on which such a sale was reported, or

               (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the Nasdaq National Market, the closing price, regular way, of the security on such exchange or the Nasdaq National Market, as the case may be, or if no such sale of the security shall have been reported for such date, on the next preceding date on which such a sale was reported, or

               (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on the Nasdaq National Market, the average of the closing bid and asked prices as reported by the Nasdaq SmallCap Market or, if no such prices shall have been so reported for such date, on the next preceding date on which such prices were so reported, or

               (iv) if the security is not listed for trading on the national securities exchange and is not authorized for quotation on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of the security as determined in good faith by the Committee;

     provided, that the Fair Market Value of the Common Stock as of the IPO Date shall be the IPO price of such Common Stock (without regard to any underwriting discount).

     2.22. "Freestanding SAR" means an SAR that is granted independently of any other Award.

     2.23. "Grant Date" has the meaning set forth in Section 5.2.

     2.24. "Grantee" means an individual who has been granted an Award.

     2.25. "Incentive Stock Option" or "ISO" means an option granted under
Section 6.4 of the Plan that is intended to meet the requirements of Code
Section 422 or any successor provision thereto.

     2.26. "including" or "includes" mean "including, without limitation," or "includes, without limitation", respectively.

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

     2.27. "IPO" or "Initial Public Offering" means the initial public offering of Common Stock as contemplated in the registration statement on form S-1 filed with the SEC by the Company on April 5, 2000 and as subsequently amended.

     2.28. "IPO Date" means the closing date under the underwriting agreement between the Company and the underwriters of the IPO with respect to the Firm Shares (as defined in the underwriting agreement).

     2.29. "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     2.30. "Option" means an option granted under Article 6 of the Plan.

     2.31. "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

     2.32. "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

     2.33. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.34.  "Performance Period" has the meaning set forth in Section 9.2.

     2.35. "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

     2.36. "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

     2.37. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.38. "Plan" has the meaning set forth in Section 1.1.

     2.39. "Reload Option" has the meaning set forth in Section 6.5.

     2.40. "Required Withholding" has the meaning set forth in Article 16.

     2.41. "Restricted Shares" means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

     2.42. "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.

     2.43. "SAR" means a stock appreciation right.

     2.44. "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

     2.45. "Section" means, unless the context otherwise requires, a Section of the Plan.

     2.46. "Section 16 Person" means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

     2.47.  "Share" means a share of Common Stock.

     2.48. "Strike Price" of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement; provided further that any SAR granted as a Substitute Award pursuant to Section 14.3 may be granted at such Strike Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 14.3.

     2.49. "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition) and for all other purposes, with respect to any Person (a) any corporation of which more than 50% of the voting securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

     2.50. "Substitute Award" has the meaning set forth in Section 6.3.

     2.51. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

     2.52. "10% Owner" means a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

     2.53. "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, director, consultant or other service provider, or with respect to an individual who is an employee of, a director of, consultant to, or a service provider to a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

Article 3. Administration

     3.1. Committee. Subject to Article 15, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan ("Plan Committee"). To the extent the Board considers it desirable for transactions relating to Awards to qualify for an exemption under Rule 16b-3 or meet the Performance-Based Exception, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" as defined for purposes of the regulations under Code Section 162(m) or as "non-employee directors" within the meaning of Rule 16b-3, as applicable. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect. Any references herein to "Committee" are references to the Board or the Plan Committee, as applicable.

     3.2. Other Committee. The Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not officers of the Company at the time any such delegated authority or responsibility is exercised. Such other committee shall consist of the Chairman of the Board and may, but is not required to, also include one or more other directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to such other committee.

     3.3. Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

          (a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit, or Performance Share or Cash-Based Award, and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

          (c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

          (d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

          (e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which
     (i) does not adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

          (f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

          (g) to cancel any unexpired, unpaid or deferred Awards if at any time the Committee determines the Grantee is not in compliance with the terms and conditions (including, but not limited to any noncompete or nonsolicitation provisions) of the Award Agreement related to such Awards;

          (h) to rescind any exercise, payment or delivery of Shares and require Grantee to repay the amount of any gain realized or payment received as a result of the exercise, payment or delivery of such Shares so rescinded and to determine when and under what circumstances it is appropriate to require such rescission; provided that the events, circumstances and periods for such rescission shall be set forth in the Award Agreement;

          (i) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

          (j) subject to Sections 1.3, 5.3 and 6.4, to extend the time during which any Award or group of Awards may be exercised;

          (k) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

          (l) to delegate to the Chief Executive Officer of the Company the power to grant Options and Restricted Shares from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee; provided that no such grants shall be made to individuals who are then Section 16 Persons;

          (m) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

          (n) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

          (o) to take any other action with respect to any matters relating to the Plan for which it is responsible.

     All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4. Shares Subject to the Plan

     4.1. Number of Shares Available.

          (a) Subject to increase as provided in Section 4.1(c) and to adjustment as provided in Section 4.2, there are reserved for the grant of Awards under this Plan and for sale pursuant to exercise of options under the Open Port Technology, Inc. Outside Director Stock Option Plan (the "Outside Director Plan") an aggregate number of Shares equal to the sum of:

                    (i)  1,866,667 Shares, plus

                    (ii) the aggregate number of 2,595,385 of Shares which, as of the Effective Date will have been reserved pursuant to the Company's 1995 Incentive Stock Option Plan, as amended, or the Company's 1995 Non-Employee Stock Option Plan, as amended (such Plans, collectively, the "1995 Plans"), reduced by the aggregate number of Shares which, as of the Effective Date, have been delivered pursuant to grants under a 1995 Plan or are as of such date subject to options outstanding under a 1995 Plan./1/

          (b) In the event that at any time or from time to time after the Effective Date any Awards granted pursuant to this Plan, the Outside Director Plan or a 1995 Plan shall for any reason be cancelled or expire without having been exercised in full, the number of Shares subject to the cancelled or expired portion of such Awards shall also be reserved pursuant to this Section 4.1(a).

          (c) The number of Shares reserved under this Section 4.1 shall automatically be increased as of each May 1, beginning on May 1, 2001, by a number of Shares equal to the lesser of (i) 5% of the number of Shares outstanding as of the close of business on such date, or (ii) 1,333,333 Shares.

          (d) In the event that from time to time any Shares (whether obtained pursuant to an Award granted under this or any other plan, an open-market purchase or otherwise) are tendered to, or withheld by, the Company in connection with the exercise of an Award hereunder, or the withholding of taxes related thereto, the number of Shares so tendered or withheld shall reduce the number of Shares deemed to have been delivered under this Plan. The Committee may from time to time determine the appropriate methodology for calculating the number of Shares delivered pursuant to the Plan.

-------------------
/1/ (As of April 30, 2000, 2,310,685 Shares have been issued or are subject to outstanding options under the 1995 Plans.)

          (e) Shares available for Awards may be either authorized but unissued Shares or previously-issued Shares that have been reacquired by the Company. The Committee may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

     4.2. Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the date on which the Board adopts this Plan affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, in each case with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     4.3. Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders of the Company approve a change in the general performance measures set forth in this Section 4.3 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following:

          (a) Earnings (either in the aggregate or on a per-share basis);

          (b) Net income;

          (c) Operating income;

          (d) Return measures (including return on assets, investments, equity, or gross sales);

          (e) Shareholder returns (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time), share price or share price appreciation;

          (f) Cash flow;

          (g) Earnings before or after either, or any combination of, taxes, interest or depreciation and amortization;

          (h) Gross revenues;

          (i) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

          (j) Net economic value; or

          (k) Market share with respect to specific designated products or product groups;

provided that Sections (a)-(f) may be measured on a pre- or post-tax basis and provided further, that the Committee may, on the Grant Date of an Award intended to comply with the requirements of Section 162(m) of the Code and, in the case of other grants, at any time, provide that the formula for any Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee, however, shall retain the discretion to adjust such Awards to Covered Employees downward).

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

     4.4.  Compliance with Section 162(m) of the Code.

     (a) Section 162(m) Compliance. At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan shall to the extent provided by the Committee comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the plan, then compliance with Section 162(m) of the Code will not be required; provided further that to the extent Section 162 (m) or the regulations thereunder require periodic shareholder approval of such performance measures such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.4, make any adjustments to such Awards or otherwise it deems appropriate.

     (b) Section 162(m) Maximum Individual Limits. Subject to adjustment as provided in Section 4.2, the maximum number of Shares (including as Shares, a number of Shares equal to the number of SARs granted) for which Awards (other than Reload Options, Performance Units and Cash-Based Awards) may be granted to any Grantee in any calendar year shall not exceed 1,333,333 and the number of Shares for which Reload Options may be granted to any Grantee in any calendar year shall not exceed 2,666,667. The maximum value of Performance Units and Cash-Based Awards granted to any Grantee hereunder in any calendar year shall not exceed 300% of such Grantee's salary in effect as of the date of the grant or the establishment of the Award. Maximum Limits under this Section 4.4(b) shall be calculated in accordance with Treasury Regulation (S)1.162-27(e)(2)(vi)(B).

Article 5. Eligibility and General Conditions of Awards

     5.1. Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

     5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

     5.3. Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to
Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

     5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

     5.5. Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

     5.6. Termination of Affiliation. Except as otherwise provided for a particular Grantee in an Award Agreement, and subject to the provisions of
Section 14.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

          (a) For Cause.  If a Grantee has a Termination of Affiliation for
     Cause:

                    (i) the Grantee's Restricted Shares and Deferred Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of
               Section 8.4 regarding repayment of certain amounts to the Grantee;

                    (ii) the Grantee's Deferred Shares that were vested
               immediately before such Termination of Affiliation shall promptly be settled by delivery to such

               Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

                    (iii) any unexercised Option, ISO or SAR, and any
               Performance Share, Performance Unit or Cash-Based Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

          (b) On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability:

                    (i) the Grantee's Restricted Shares that were forfeitable
               immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

                    (ii) the Grantee's Deferred Shares that were forfeitable
               immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, unless otherwise provided in an Award Agreement, promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with
               Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

                    (iii) any unexercised Option, ISO or SAR, whether or not
               exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, for 180 days after such Termination of Affiliation (but only during the Option Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option, ISO or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 11; and

                    (iv) the benefit payable with respect to any Performance
               Share, Performance Unit or Cash-Based Awards with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

                         (1) a fraction, the numerator of which is the number of
                    months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

                         (2) a percentage determined by the Committee that would
                    be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the Performance Percentage, as determined by the Committee, attained during the Performance Period.

          (c) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, then:

                    (i) the Grantee's Restricted Shares and Deferred Shares, to
               the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

                    (ii) the Grantee's Deferred Shares that were not forfeitable immediately before such Termination of Affiliation shall, unless otherwise provided in an Award Agreement, promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Deferred Shares;

                    (iii) any unexercised Option, ISO or SAR, to the extent
               exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for three months after such Termination of Affiliation (but only during the Option
               Term) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option, ISO or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 11; and

                    (iv) any Performance Shares, Performance Units or Cash-Based
               Award with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

     5.7. Nontransferability of Awards.

          (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 or the rules thereunder.

          (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award (other than an Incentive Stock Option) to
     (i) a spouse, sibling, parent, or lineal descendant (including a lineal descendant by adoption) of the Grantee, a spouse, sibling or parent (any of the foregoing, an "Immediate Family Member"), of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members, or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee.

Article 6. Stock Options

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

     6.3. Option Price. The Option Price of an Option under this Plan shall be determined by the Committee; provided, however, that the Option Price of an ISO shall be no less than 100% of the Fair Market Value of a Share on the Grant Date.

     6.4. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may designate that such Option shall be an "incentive stock option" under the requirements of Section 422 of the Code. Any Option designated as an Incentive Stock Option or ISO shall, to the extent required by
Section 422 of the Code:

          (a) if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

          (b) be exercisable for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (c) not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit") and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as an Option that is not an ISO.

          (d) be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

          (e) by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, in any manner permitted by the Plan and specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

     Any Option designated as an Incentive Stock Option shall also require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition.

     Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

     6.5. Grant of Reload Options. The Committee may in connection with the grant of an Option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option ("Exercised Option") and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 4, an additional option (a "Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements.

     6.6. Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

          (a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

          (b) subject to Section 6.6(c), the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

          (c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the Reload Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

     6.7. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

          (a) Mature Shares, valued at their Fair Market Value on the date of exercise;

          (b) Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

          (c) pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

Article 7. Stock Appreciation Rights

     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and
(iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

     7.3. Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price;

by

          (b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

Article 8. Restricted Shares

     8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

     8.2. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

     8.3. Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

     8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (i) the amount paid by the Grantee for such Restricted Shares, or (ii) the

Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

     8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (i) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (ii) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

Article 9. Performance Units, Performance Shares and Cash-Based Awards

     9.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units, Performance Shares or Cash-Based Awards may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as determined by the Committee. The Committee shall set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares or Cash-Based Awards that will be paid out to the Grantee. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

     9.3. Earning of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive a payout based on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

     9.4. Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards. Payment of earned Performance Units, Performance Shares or Cash-Based Awards shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units, Performance Shares or Cash-Based Awards in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

Article 10. Bonus Shares and Deferred Shares

     10.1. Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

     10.2. Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

Article 11. Beneficiary Designation

     Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

Article 12. Deferrals

     The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Cash-Based Awards, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals.

Article 13. Rights of Employees and Consultants

     13.1. No Right to Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment or consultancy at any time, nor confer upon any Grantee the right to continue in the employ or as consultant of the Company.

     13.2. No Right to Participation. No employee, director or consultant shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 14. Change of Control and Certain Corporate Transactions

     14.1. Change of Control. Except as otherwise provided in a Grantee's Award Agreement or in an employment agreement between the Company and such Grantee which addresses the effect of a Change of Control (as therein defined) on benefits hereunder, if a Change of Control occurs, then:

          (a) 50% of the Grantee's Restricted Shares that were forfeitable shall thereupon become nonforfeitable, and the remaining 50% of the previously forfeitable portion of such Restricted Shares shall become nonforfeitable under the Change of Control Vesting Schedule (defined below);

          (b) 50% of the Grantee's Deferred Shares that were forfeitable shall thereupon become nonforfeitable and the Company shall immediately settle all nonforfeitable Deferred Shares, whether or not previously forfeitable, by delivery to such Grantee of unrestricted Shares equal to the aggregate number of the Grantee's nonforfeitable Deferred Shares; and the remaining 50% previously forfeitable portion of such Deferred Shares shall become nonforfeitable under the Change of Control Vesting Schedule;

          (c) 50% of that portion of the Grantee's Options, ISOs or SARs that are not already vested and exercisable on the date of such Change of Control shall immediately become vested and exercisable; and the remaining 50% of the previously forfeitable portion of such Awards shall become vested and exercisable under the Change of Control Vesting Schedule;

          (d) notwithstanding subsections (a), (b) and (c), (i) if at the time of the closing of the Change of Control there is not a binding agreement in effect pursuant to which the Company or the successor of the Company following such Change of Control either will continue Grantee's existing Restricted Shares, Deferred Shares, Options, ISOs or SARs in effect or award substitute Restricted Shares, Deferred Shares, Options, ISOs or SARs to the Grantee, in either case with substantially the same vesting and exercise schedule and substantially the same economic benefits to the Grantee as was provided by the Restricted Shares, Deferred Shares, Options, ISOs or SARs immediately prior to the Change in Control, then 100% of that portion of the Grantee's Restricted Shares, Deferred Shares, Op-tions, ISOs or SARs that are not already vested and/or exercisable on the date of such Change of Control shall immediately become vested and/or exercisable; and (ii) if within 18 months after the Change of Control the Grantee incurs an involuntary Termination of Affiliation by the Company without Cause or the Grantee incurs a voluntary Termination of Affiliation with Good Reason (as defined below), then 100% of that portion of the Grantee's Restricted Shares, Deferred Shares, Options, ISOs or SARs that are not already vested and/or exercisable on the date of such Termination of Affiliation shall immediately become vested and/or exercisable; and

          (e) the Company shall immediately pay to the Grantee, with respect to any Performance Share, Performance Unit or Cash-Based Award with respect to which the Performance Period has not ended as of the date of such Change of Control, a cash payment equal to the product of (A) in the case of a Performance Share, the Change of Control Value, (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, or (c) in the case of a Cash-Based Award, the value of the Cash-Based Award specified in the Award Agreement as applicable, multiplied successively by each of the following:

               (i) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Change of Control and the denominator of which is the number of whole and partial months in the Performance Period; and

               (ii) a percentage equal to the greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Change of Control would continue until the end of the Performance Period;

          (f) for purposes of this Section 14.1 the "Change of Control Vesting Schedule" means the vesting, nonforfeitability, and exercisability of an Award in equal monthly installments, as of the first day of each calendar month subsequent to the Change of Control, over the period beginning with the first day of the calendar month subsequent to the Change of Control, and ending on the date when the Award would have become fully vested, nonforfeitable or exercisable without regard to the Change of Control;

          (g) for purposes of this Section 14.1 "Good Reason" means, unless otherwise defined for a particular Grantee in an Award Agreement or in an employment agreement between the Company and such Grantee which addresses the effect of a Termination of Affiliation with Good Reason (as therein defined) on benefits thereunder, the occurrence of any of the following events

               (i) any material reduction or failure to pay Grantee's base salary or annual bonus; provided, however, that no such act or omission shall constitute Good Reason unless the Grantee gives the Company 10 days' prior written notice of such act or omission and the Company fails to cure such act or omission within the 10-day period; or

               (ii) requiring the Grantee to be principally based at any office or location more than 50 miles from the current offices of the Company in Chicago, Illinois.

     In the event of the occurrence or omission constituting Good Reason, Grantee may within 30 days after Grantee first obtains actual knowledge of such event notify the Company of the events constituting such Good Reason by a notice of Termination of Affiliation with Good Reason. A delay in the delivery of such notice of Termination of Affiliation or a failure by Grantee to include in the notice of Termination of Affiliation any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Grantee under this Plan or preclude Grantee from asserting such fact or circumstance in enforcing rights under this Plan.

     14.2. Pooling of Interests Accounting.  If the Committee determines:

          (a) that the consummation of a sale or merger of the Company (a "Closing") is reasonably likely to occur but for the circumstances described in this Section;

          (b) that, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, the grant of any Award or exercise of some or all outstanding Options or SARs would preclude the use of pooling of interests accounting ("pooling") after the Closing; and

          (c) the preclusion of pooling can reasonably be expected to have a material adverse effect on the terms of such sale or merger or on the likelihood of a Closing (a "Pooling Material Adverse Effect"),

then the Committee may:

               (i) make adjustments to such Options, ISOs, SARs or other Awards (including the substitution, effective upon such Closing, of Options, ISOs, SARs or other Awards denominated in shares or other equity securities of another party to such proposed sale or merger transaction) prior to the Closing so as to permit pooling after the Closing,

               (ii) cause the Company to pay the benefits attributable to such Options, ISOs, SARs or other Awards (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options, ISOs or SARs and the Option Price or Strike Price applicable thereto, but also the additional value of such Options, ISOs or SARs in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling; or

               (iii) provided that the Committee has determined, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, that no reasonable alternative is available to the Company to prevent such a Pooling Material Adverse Effect, cancel any or all such Options, ISOs, SARs or other Awards without the consent of any affected Grantee.

     14.3. Substituting Awards in Certain Corporate Transactions. In connection with the Company's acquisition, however effected, of another corporation or entity (the "Acquired Entity") or the assets thereof, the Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such Acquired Entity ("Acquired Entity Award") held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value.

Article 15. Amendment, Modification, and Termination

     15.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders.

     15.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of the Performance-Based Exception.

     15.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, provided that to the extent any Award shall be adversely affected by any amendment or restatement to the Plan, the provisions of the Plan in effect as of the date of Grant of such Award shall prevail.

Article 16. Withholding

     16.1. Mandatory Tax Withholding

          (a) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (x) that the Grantee remit an amount in cash, or if determined by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (y) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or (z) any combination of the foregoing.

          (b) Any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

     16.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 17. Additional Provisions

     17.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

     17.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     17.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     17.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     17.5.  Securities Law Compliance.

          (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the

     Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

          (b) If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

     17.6. No Rights as a Stockholder. A Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Committee at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may provide for payment of interest on deferred cash dividends.

     17.7. Nature of Payments. Awards (other than Cash-Based Awards) shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

     17.8. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware other than its laws respecting choice of law.

     Executed this __ day of ___________, 2000.

                          OPEN PORT TECHNOLOGY, INC.



                               By: ___________________________

                                    Its: _____________________